                                                                       EXHIBIT 4

 The shares represented by this certificate are transferable at the offices of
   Pacific Corporate Trust Company in Vancouver, Canada and Continental Stock
               Transfer & Trust Co. of New York, New York, U.S.A.

                              LOGO DOMINION BRIDGE
DBCC
                          DOMINION BRIDGE CORPORATION
              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE
                                             SEE REVERSE FOR CERTAIN DEFINITIONS
COMMON STOCK                                                   CUSIP 257192 10 4

THIS CERTIFIES THAT

is the owner of

                      FULLY PAID AND NON-ASSESSABLE SHARES
               OF THE COMMON STOCK, PAR VALUE $.001 PER SHARE, OF

DOMINION BRIDGE CORPORATION transferable on the books of the Corporation in person or by duly authorized Attorney on surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed.

Dated:

SEAL

          Secretary                              Chaiman & Chief
                                                Executive Officer

Countersigned and Registered
     CONTINENTAL STOCK TRANSFER & TRUST CO.,
                                               Transfer Agent
                                               and Registrar

                                            Authorized Signature

     The Corporation has authorized 5,000,000 shares of Preferred Stock, par value $.001 per share, which may be issued in one or more series. The dividends, liquidation preferences, voting rights and other rights and preferences of each series of the Preferred Stock may be established from time to time by the Board of Directors. The Corporation will furnish without charge, to each stockholder who so requests, a copy of the provision setting forth the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof which the Corporation is authorized to issue, and the qualifications, limitations or restrictions of such preferences and/or rights. Any such request should be addressed to the Secretary of the Corporation.

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM -- as tenants in common            UNIF GIFT MIN ACT -- Custodian --
                                                                         (Cust)          Minor
TEN ENT -- as tenants by the entireties                                  under Uniform Gifts to Minors Act
JT TEN -- as joint tenants with right of
          survivorship and not as                                        (State)
          tenants in common

    Additional abbreviations may also be used though not in the above list.

     For value received, ________________________ hereby sells, assigns and transfers unto

Please insert Social Security or other
    identifying number of assignee

Please print or typewrite name and address including postal zip code of assignee

                                     Shares
of the Common Stock represented by the within Certificate, and hereby irrevocably constitutes and appoints
Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated, ________________________

                                        NOTICE: The signature to this assignment must correspond with the name as written upon the face of the Certificate, in every particular, without alteration or enlargement, or any change whatever.